CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Narragansett Insured Tax-Free Income Fund and to the use of our reports dated August 27, 2012 on the financial statements and financial highlights of Narragansett Insured Tax-Free Income Fund.   Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 16, 2012